Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Invech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	8742	41-4348617
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

1603 Capitol Ave

Suite 413 PMB 1777

Cheyenne, WY 82001

(302) 553-5205

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

IncSmart Biz, Inc.

7963 Broadwing Dr.

North Las Vegas, NV

89084

(888) 681-9777

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With copies to:

Lance Brunson, Esq.

Chase Chandler, Esq.

Brunson Chandler & Jones, PLLC

Walker Center

175 S. Main Street, Suite 610

Salt Lake City, UT 84111

Telephone: (801) 303-5772

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL __, 2026

INVECH HOLDINGS, INC.

30,000,000 Common Shares

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of common stock of Invech Holdings, Inc. (“ADM” or the “Company”), which will consist of up to 30,000,000 shares of common stock to be sold by GHS Investments LLC (“GHS”), pursuant to an Equity Financing Agreement (the “Financing Agreement”) dated March 3, 2026, by and between GHS and the Company. If issued presently, the 30,000,000 shares of common stock registered for resale by GHS would represent 22.9% of our issued and outstanding shares of common stock as of March 25, 2026.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from our initial sale of shares to GHS pursuant to the Financing Agreement. We will sell shares to GHS at a price equal to 80% of the lowest trading price of our common stock during the ten (10) consecutive trading day period preceding on the date on which we deliver a put notice to GHS (the “Market Price”).

GHS is an underwriter within the meaning of the Securities Act of 1933 with respect to the shares, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on the OTC Link ATS (alternative trading system) (“OTC Markets”) under the symbol “IVHI”. On March 25, 2026, the last reported sale price for our common stock was $.0698 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is quoted for trading on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 4. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2026.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Invech Holdings,” the “Company,” “we,” “us,” and “our” refer to Invech Holdings, Inc., a Nevada corporation.

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

Corporate Background

Invech Holdings, Inc. (OTC “IVHI”) was incorporated under the laws of the State of Nevada on December 17, 1998, as Explore Technologies, Inc.

In 1996, the Company filed a Form D under Rule 504 (b)(1)(iii) in 2013 and subsequently filed Form 10SB to register its common stock in 2002. The company became delinquent in its financials reporting in 2005 and filed a Form 15-12G in 2006 to terminate their registration. The Company subsequently filed the delinquent reports and remained non reporting. IVHI is currently filing financial reports under OTC Markets Alternative Reporting Standards.

The company was a natural resource company engaged in the acquisition, exploration and development of mineral properties. On May 17, 2002, the Company filed an amendment to its Articles of Incorporation and changed its name to Pan Asia Communications Corp.

On March 18, 2003, the Company changed its name to Hubei Pharmaceutical Group, Ltd., and to Amersin Life Sciences Corporation on January 6, 2005. On March 22, 2007, the Company changed its name to Golden Tech Group, Ltd and to MegaWin Investments, Inc. on February 21, 2018. Finally, the Company changed its name to Invech Holdings, Inc. on July 19, 2018.

On March 17, 2003, the Company acquired the majority interest in Hubei Pharmaceutical Co. Ltd. The Company issued 22,000,000 common shares resulting in a change in control.

On September 10, 2004, the Company entered into material agreement, to sell its 57.14% controlling interest in the Hubei Pharmaceutical Co. Ltd. At that time the Company was engaged in the acquisition and vertical integration of operating subsidiaries and controlling joint venture interests in China to include all facets of pharmaceutical life sciences from raw materials through dosage form production and distribution. In October 2005, the Company terminated its participation in the Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd. joint venture in Hubei Province, China.

Business operations for Invech Holdings, Inc. were abandoned in 2007 and its Nevada registration was revoked. A custodianship action, as described in the subsequent paragraph, was commenced in 2017.

On October 17, 2017, the Eighth Judicial District Court, Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC (the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock.

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In January 2018, the Custodian appointed Robert Chin as sole officer and director.

The Custodian was compensated for its role as custodian in the amount of 120,000 shares of Convertible Preferred A Series Stock (“Preferred A Stock”). In January 2018, the Custodian sold these shares to Queen Investment (HK) Ltd. for the purchase price of $35,000. The Custodian did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was terminated on April 18, 2018. See appointment and termination of custodianship court orders attached as an Exhibit.

Small Cap Compliance, LLC is controlled by Rhonda Keaveney, its sole member.

On May 24, 2020, Queen Investment (HK) Ltd. cancelled 10,000 shares and sold 110,000 shares of Preferred A Stock and 9,006,335 shares of restricted Common Stock to ETAO Logistic Inc. for the purchase price of $50,000. Robert Chin, sole officer and director resigned his positions and appointed Zhilian Wu and Dong Chen as officers and directors.

On January 21, 2023, the Company issued 300,000 shares of Convertible Series A Preferred Stock to Small Cap Compliance, LLC for the purchase price of $45,000. These shares represented the majority control. At that time the Company implemented a new business plan in the business of regulatory compliance and consulting for public companies. Mr. Wu and Mr. Chen resigned all positions with the Company and appointed Rhonda Keaveney as CEO, Director, Secretary, and Treasurer.

ETAO Logistic Inc. cancelled all 110,000 shares of its Preferred A Stock on March 3, 2023 making Small Cap Compliance, LLC the sole holder of the Preferred A Stock.

On September 10, 2023, IVHI executed a Consulting Service Agreement (“Agreement”) with Invech Consulting Corporation (“ICC’) whereby ICC will market IVHI to prospective clients and draft the documents for public company compliance in exchange for 1,000,000 shares of the Company’s restricted common stock. As of this filing, no shares have been issued.

On February 17, 2026, the Company’s majority shareholder, Small Cap Compliance, LLC entered into a Stock Purchase Agreement with Alexander M. Woods-Leo. As per the terms of the Agreement, Small Cap Compliance, LLC sold its control block of stock (300,000 shares of Convertible Series A Preferred Stock and 90,000,000 shares of restricted Common Stock) for the purchase price of $350,000. That same day the Company accepted the resignation of Rhonda Keaveney as the sole officer of the Company and as the sole member of the Company’s Board of Directors and appointed Alexander M. Woods-Leo as the sole officer and director of the Company, resulting in a change of control of the company.

Invech Holdings, Inc. is a holding company specializing in SaaS software development, corporate filings, and building businesses around developed platforms. The Company is addressing significant inefficiencies within the current rental market thought its acquired SaaS platform, www.paragonrentals.ai, which was acquired on March 3, 2026 for a $450,000 convertible promissory note.

Where You Can Find Us

Our corporate headquarters is located at 1603 Capitol Ave, Suite 413 PMB 1777, Cheyenne, WY 82001. Our telephone number is (302) 553-5205.

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Summary of the Offering

Shares currently outstanding:	100,959,932

Shares being offered:	30,000,000

Offering Price per share:	The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital.

OTC Markets Symbol:	IVHI

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non- reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

Risks Relating to Our Business

Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

We have incurred operating losses, and have no current source of revenue.

We do not expect to generate revenues until we further our business model. We can provide no assurance that we will produce any material revenues for our stockholders, or that our contemplated business will operate on a profitable basis. We have generated no revenue for the last two fiscal years that are reported in this statement.

We will, likely, sustain operating expenses without corresponding revenues, at least until we generate more business from gyms and our marketing efforts increase the popularity of our brand. This may result in our incurring a net operating loss that will increase until we increase our client base. We cannot assure you that any such business will be profitable at the time.

Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations.

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended December 31, 2025, and 2024 expressing doubt regarding our ability to continue as a going concern. We currently only have a minimal amount of cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement its business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

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We may encounter substantial competition in the public company compliance consulting industry and our failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve in cost control and performance in whatever business we acquire. We have a good number of competitors, and we will be required to continue to invest in service development and productivity improvements to compete effectively in our industry. Our competitors could develop innovative services or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Regulatory approvals for our services.

At this time the Company is subject to OTC Markets and Securities and Exchange Commission regulations relating to our business model. However, our future business may be subject to additional laws and regulations.

We may face a number of risks associated with our business services, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition.

We intend to use reasonable efforts to continue our business within the industry of regulatory compliance consulting for public companies. The risks commonly encountered in implementing and maintaining a business plan is insufficient revenues to offset increased expenses associated with operating expenses, marketing, and possibly finding a merger candidate. Additionally, we operate a small business at this time so our expenses are likely to increase, and it is possible that we may incur substantial debt or convertible debt in order to grow our business, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities, and our stockholders will not know what business we will enter into until we consummate a transaction with the approval of our then existing directors and officers.

At this time, we have a small operation and continued implementation of our business model is highly speculative, there is a consequent risk of loss of an investment in the Company. The success of our operations will depend to a great extent on the operations, financial condition and management of future business and internal development. While management intends to seek businesses opportunities with entities having established operating histories in addition to our marketing efforts, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. The success of our operations will be dependent upon management, its financial position and numerous other factors beyond our control.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

We are an SEC reporting company. The Company is currently a small business and has limited revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly, and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and processes.

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The additional costs we will incur in connection with being a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be as high as $50,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies.

From time to time the Company may come across target merger companies. These companies may fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

A Business merger may result in a change of control and a change of management.

In conjunction with a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents the majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

We depend on our officers, and the loss of their services would have an adverse effect on our business.

We have one officer and director of the Company, and this is critical to our chances for business success. We are dependent on her services to operate our business, and the loss of this person would have an adverse impact on our future operations until such time she could be replaced, if she could be replaced. We do not have employment contracts or employment agreements with our officer, and we do not carry key man life insurance on her life.

Because we are significantly smaller than some of our competitors, we may lack the resources needed to capture market share.

We are at a disadvantage as smaller operating company; we are a development stage business. Many of our competitors have already established their business, more established market presence, and substantially greater financial, marketing, and other resources than we do. New competitors may emerge and may develop new or innovative services that compete directly with our business services. No assurance can be given that we will be able to compete successfully within the public company compliance industry.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future because of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

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Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to grow our business.

Our management has extensive experience when acting in the officer and director capacity, however we will need to hire additional personnel, and we may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and continue our business model.

Legal disputes could have an impact on our Company

We engage in business matters that are common to the business world that can result in disputations of a legal nature.  In the event the Company is ever sued or finds it necessary to bring suit against others, there is the possibility that the results of any such litigation could have an adverse impact on the Company.

Breaches in data security and lapses in data privacy may adversely impact our business operations.

We have not been impacted by breaches in data security or lapses in data privacy, which may occur from time to time. These can vary in scope and intent from motivated driven attacks to malicious attacks intended to disrupt or compromise our operations by targeting our operating system. Breach or circumvention of our system or the systems of third parties, including by ransomware or malware, through vulnerabilities in licensed software or hardware, or as a result of other attacks may lead to disruptions in our business operations; unauthorized access to (or the loss of company access to) competitively sensitive, confidential or other critical data (including sensitive financial or business information) or systems; loss of customers; financial losses; regulatory investigations, enforcement actions and fines; litigation; and misuse or corruption of critical data and proprietary information, any of which could be material.

Additionally, we may rely on third parties to help us to implement and manage our cyber security risk management processes. Any measures that we take, and such third parties take to avoid, detect, mitigate, or recover from material cyber security threats or incidents can be expensive, and may be insufficient, circumvented, or may become ineffective.

Risks Related to Our Shareholders and Shares of Common Stock

Resale limitations of Rule 144(i) on your shares.

According to Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status.

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the six-month period since it filed its Form S-1 information if the company is not current on all of its periodic reports required to be filed within the SEC during the six months before the date of the shareholder’s sale. Thus, the company must file all 10-Qs and 10K for the preceding six months and since the filing of the Form S-1, or Rule 144 is not available for the resale of securities.

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Our Company is a fully reporting entity and currently listed as OTCID on the OTC Markets platform.

Our stock quote is currently listed on OTC Markets. The market for our stock is uncertain at this time. Our stock is eligible for proprietary broker-dealer quotations meaning it is Proprietary Quote Eligible (“PQE”) and a Piggyback Qualified security. As such, IVHI stock is one that meets the requirements of the piggyback exception under SEC Rule 15c2-11 and therefore is PQE - “Piggyback” refers to broker-dealers being permitted to rely on the existing quotations of another broker-dealer that initially complied with the information review requirement of the Rule. To qualify for this exception, (1) securities must have at least a one-way, priced, proprietary quotation (bid or ask) within the past four business days; and (2) certain information must be current and publicly available or timely filed. However, the exception does not apply to securities of shell companies after a prescribed period of time, and securities subject to an SEC trading suspension order are ineligible under the exception until sixty (60) calendar days after the expiration of such order.

IVHI’s PQE and Piggyback Qualified status was confirmed via a 15c2-11 filing that was deemed effective by FINRA on September 8, 2025.

The regulation of penny stocks by the SEC may discourage the tradability of our securities.

We are a “penny stock” company. Our common stock trades on the OTCQB and we are subject to a SEC rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of investors to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the SEC has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

There is presently a limited public market for our securities.

Our stock is illiquid and an active market may never develop. Future sales of our common stock by existing stockholders pursuant to an effective registration statement or upon the availability of Rule 144 could adversely affect the market price of our common stock. A shareholder who decides to sell some, or all, of their shares in a private transaction may be unable to locate persons who are willing to purchase the shares, given the restrictions. Also, because of the various risk factors described above, the price of the publicly traded common stock may be highly volatile and not provide the true market price of our common stock.

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Our stock trades on an unsolicited basis only, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares.

Even if our stock becomes trading, it is likely that our common stock will be thinly traded, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

We may issue more shares in an acquisition or merger, which will result in substantial dilution.

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 500,000,000 shares of common stock of which 100,521,335 shares are currently outstanding and 5,000,000 shares of Preferred Stock are authorized, of which 1,000,000 shares of Series A Convertible Preferred Stock are authorized and 300,000 are outstanding.

Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. If our convertible preferred stockholders choose to convert their stocks to common stocks, the stocks they receive are newly issued. This increases the total number of common shares. Because the number of common shares increases while the value of the company remains the same, the value of existing shares goes down. In other words, the new common shares dilute the value of all the common shares, which drives down the share price, gives current shareholders fewer voting rights and less ownership of the company.

Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition-type transaction, our Board of Directors has the power to issue any, or all, of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests.

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

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Our director has the authority to authorize the issuance of preferred stock.

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 5,000,000 shares of Preferred Stock. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights, and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore, you may not derive any income solely from ownership of our stock.

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to prevent fraud effectively. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Our Articles of Incorporation provide our directors with limited liability.

Our Articles of Incorporation state that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 78.138(7) of the Nevada Revised Statutes (the “NRS”) or shall be liable because the director (1) shall acted or omitted to act which involves intentional misconduct, fraud or a knowing violation of law; or (2) paid dividends in violation of Section 78.300 of the NRS. Our Articles of Incorporation further state that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the NRS, as it may be amended. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

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Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

As a public reporting company, we require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

●	faulty human judgment and simple errors, omissions or mistakes;
●	fraudulent action of an individual or collusion of two or more people;
●	inappropriate management override of procedures; and
●	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

Our management assessed the effectiveness of our internal control over financial reporting as of September 30, 2025 and concluded as a result of material weaknesses in our internal control over financial reporting, our disclosure controls and procedures were not effective as of September 30, 2025 The ineffectiveness of our disclosure controls and procedures was due to the following material weaknesses our internal control over financial reporting, which are common to many small companies: (1) lack of sufficient personnel commensurate with the Company’s reporting requirements; (2) the Company did not consistently establish appropriate authorities and responsibilities in pursuit of the Company’s financial reporting objectives; and (3) insufficient written documentation or training of internal control policies and procedures which provide staff with guidance or framework for accounting and disclosing financial transactions (4) the Company has only one officer and director.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission (the “SEC”) and civil or criminal sanctions.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of shares of our outstanding capital stock. As of the date of this prospectus, our executive officers and directors and their respective affiliate beneficially owns 100% of the outstanding voting stock for our Preferred A shares and approximately 90% of the outstanding voting stock for our Common shares. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our company’s other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors; and
●	to amend or prevent amendment of our articles of incorporation or by-laws; and
●	to effect or prevent a merger, sale of assets or other corporate transaction; and
●	to control the outcome of any other matter submitted to our stockholders for a vote.

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This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce the price of the shares of our common stock price or prevent our stockholders from realizing a premium over the price of our common stock.

Our Preferred A shareholder has over 80% of the voting shares and will carry the necessary votes to determine the outcome for all the above-mentioned actions.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Financing Agreement.

The sale of our common stock to GHS Investments LLC in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the GHS Financing Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon the common stock put to GHS and the stock price discounted to GHS’s purchase price of 80% of the lowest trading price during the pricing period.

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GHS Investments LLC will pay less than the then-prevailing market price of our common stock, which could cause the price of our common stock to decline.

Our common stock to be issued under the GHS Financing Agreement will be purchased at a twenty percent (20%) discount to, or eighty percent (80%) of, the lowest trading price during the ten (10) consecutive trading days immediately preceding our notice to GHS of our election to exercise our “put” right.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Financing Agreement.

On March 25, 2026, the lowest traded price of the Company’s common stock during the prior ten (10) consecutive trading day period was $0.06. At that price, we would be able to sell shares to GHS under the Financing Agreement at the discounted price of $0.048. At that discounted price, the 30,000,000 shares registered for issuance to GHS under the Financing Agreement would, if sold by us to GHS, result in aggregate proceeds of approximately $1,440,000, which is substantially less than the maximum amount of common stock that may be sold to GHS under the Financing Agreement, which maximum amount is $10,000,000. There is no guarantee that we will receive any minimum amount of proceeds under the Financing Agreement.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

●	the trading volume of our shares;
●	the number of securities analysts, market-makers and brokers following our common stock;
●	new products or services introduced or announced by us or our competitors;
●	actual or anticipated variations in quarterly operating results;
●	conditions or trends in our business industries;
●	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	additions or departures of key personnel;
●	sales of our common stock; and
●	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Link (OTC Pink tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

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USE OF PROCEEDS

The Company will use the proceeds from the sale of the Shares for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith, deem to be in the best interest of the Company.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Financing Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholder pursuant to the GHS Financing Agreement.

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SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus may offer and sell up to 30,000,000 shares of our common stock, which consists of shares of common stock to be sold by GHS pursuant to the Financing Agreement. If issued presently, the shares of common stock registered for resale by GHS would represent 22.9% of our issued and outstanding shares of common stock as of March 25, 2026.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 100,959,932 shares of our common stock outstanding as of March 25, 2026.

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Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders	Shares of	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering (1)	Common Stock Being Offered	# of Shares (2)	% of Class (2)
GHS Investments LLC (3)	438,597 (4)	30,000,000 (5)	0	0%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.
(2)	Because the selling stockholders may offer and sell all or only some portion of the 30,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.
(3)

Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS, and therefore he may be deemed to be the beneficial owner of shares held in the name of GHS.

(4)	Consists of 438,597 shares of common stock that were issued to GHS upon entering into the Financing Agreement on or about March 3, 2026 as a equity incentive.
(5)	Consists of up to 30,000,000 shares of common stock to be sold by GHS pursuant to the Financing Agreement.

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THE OFFERING

On March 3, 2026, we entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments LLC (“GHS”). Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS, up to $10,000,000 worth of our common stock over the period ending twenty-four (24) months after the date of the Financing Agreement (March 3, 2028). The $10,000,000 was stated as the total amount of available funding in the Financing Agreement because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. If the bid/ask spread remains the same as it was as of March 25, 2026, we will not be able to place put(s) for the full commitment under the Financing Agreement. Based on the lowest traded price of our common stock during the ten (10) consecutive trading day period preceding March 25, 2026, of $0.06, the registration statement covers the offer and possible sale of a maximum of 30,000,000 for gross proceeds of only approximately $1,440,000.

The purchase price of the common stock will be set at eighty percent (80%) of the lowest trading price of the common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS. In addition, there is an ownership limit for GHS of 4.99%.

GHS is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by GHS after delivery of a put notice of such number of shares reasonably expected to be purchased by GHS under a put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. GHS is not required to purchase the put shares unless:

●	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;
●	we shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and
●	we shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

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PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; or

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

GHS is an underwriter within the meaning of the Securities Act of 1933 with respect to the shares and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with GHS. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

We have entered into an agreement with GHS to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

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DESCRIPTION OF SECURITIES

General

We are authorized to issue 500,000,000 shares of common stock, par value $0.001, of which 100,959,932 shares are issued and outstanding as of March 25, 2026, and 5,000,000 shares of preferred stock, par value $0.001, 1,000,000 of which have been designated as Series A Preferred Stock (“Series A Preferred Stock”), and 300,000 of which shares of Series A Preferred Stock are issued and outstanding as of March 25, 2026. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. The Series A Preferred Stock have the following preferential rights: (i) the voting power equal to 80% of the total outstanding common shares and other shares of preferred stock that may have voting rights,

There is no provision in our Articles of Incorporation or Bylaws that would delay, defer, or prevent a change in control of our Company.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

Currently, there are no warrants or options outstanding; nor are there any other equity or debt securities convertible into common stock other than disclosed in the “Convertible Note” paragraph above.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada Corporation by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to us.

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to our company. Section 78.438 of the Nevada law prohibits companies from merging with or selling more than 5% of its assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the shares, unless the transaction is approved by the our Board of Directors. The provisions also prohibit companies from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of our company.

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Penny Stock Considerations

Our shares will be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of the Company as of and for the year ended December 31, 2025 and 2024, have been included herein in reliance on the report of Michael Gillespie & Associates, PLLC, an independent registered public accounting firm and the report is given on the authority of that firm as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock registered in the registration statement of which this prospectus is a part, is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, Suite 610, Salt Lake City, Utah, 84111.

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INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

The Company

Invech Holdings, Inc. was incorporated under the laws of the State of Nevada on December 17, 1998, as Explore Technologies, Inc.

In 1996, the Company filed a Form D under Rule 504 (b)(1)(iii) in 2013 and subsequently filed Form 10SB to register its common stock in 2002. The company became delinquent in its financials reporting in 2005 and filed a Form 15-12G in 2006 to terminate their registration. The Company subsequently filed the delinquent reports and remained non reporting. IVHI is currently filing financial reports under OTC Markets Alternative Reporting Standards.

The company was a natural resource company engaged in the acquisition, exploration and development of mineral properties. On May 17, 2002, the Company filed an amendment to its Articles of Incorporation and changed its name to Pan Asia Communications Corp.

On March 18, 2003, the Company changed its name to Hubei Pharmaceutical Group, Ltd., and to Amersin Life Sciences Corporation on January 6, 2005. On March 22, 2007, the Company changed its name to Golden Tech Group, Ltd and to MegaWin Investments, Inc. on February 21, 2018. Finally, the Company changed its name to Invech Holdings, Inc. on July 19, 2018.

On March 17, 2003, the Company acquired the majority interest in Hubei Pharmaceutical Co. Ltd. The Company issued 22,000,000 common shares resulting in a change in control.

On September 10, 2004, the Company entered into material agreement, to sell its 57.14% controlling interest in the Hubei Pharmaceutical Co. Ltd. At that time the Company was engaged in the acquisition and vertical integration of operating subsidiaries and controlling joint venture interests in China to include all facets of pharmaceutical life sciences from raw materials through dosage form production and distribution. In October 2005, the Company terminated its participation in the Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd. joint venture in Hubei Province, China.

Business operations for Invech Holdings, Inc. were abandoned in 2007 and its Nevada registration was revoked. A custodianship action, as described in the subsequent paragraph, was commenced in 2017.

On October 17, 2017, the Eighth Judicial District Court, Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC (the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock.

In January 2018, the Custodian appointed Robert Chin as sole officer and director.

The Custodian was compensated for its role as custodian in the amount of 120,000 shares of Convertible Preferred A Series Stock (“Preferred A Stock”). In January 2018, the Custodian sold these shares to Queen Investment (HK) Ltd. for the purchase price of $35,000. The Custodian did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was terminated on April 18, 2018. See appointment and termination of custodianship court orders attached as an Exhibit.

Small Cap Compliance, LLC is controlled by Rhonda Keaveney, its sole member.

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On May 24, 2020, Queen Investment (HK) Ltd. cancelled 10,000 shares and sold 110,000 shares of Preferred A Stock and 9,006,335 shares of restricted Common Stock to ETAO Logistic Inc. for the purchase price of $50,000. Robert Chin, sole officer and director resigned his positions and appointed Zhilian Wu and Dong Chen as officers and directors.

On January 21, 2023, the Company issued 300,000 shares of Convertible Series A Preferred Stock to Small Cap Compliance, LLC for the purchase price of $45,000. These shares represented the majority control. At that time the Company implemented a new business plan in the business of regulatory compliance and consulting for public companies. Mr. Wu and Mr. Chen resigned all positions with the Company and appointed Rhonda Keaveney as CEO, Director, Secretary, and Treasurer.

ETAO Logistic Inc. cancelled all 110,000 shares of its Preferred A Stock on March 3, 2023 making Small Cap Compliance, LLC the sole holder of the Preferred A Stock.

On September 10, 2023, IVHI executed a Consulting Service Agreement (“Agreement”) with Invech Consulting Corporation (“ICC’) whereby ICC will market IVHI to prospective clients and draft the documents for public company compliance in exchange for 1,000,000 shares of the Company’s restricted common stock. As of this filing, no shares have been issued.

On February 17, 2026, the Company’s majority shareholder, Small Cap Compliance, LLC entered into a Stock Purchase Agreement with Alexander M. Woods-Leo. As per the terms of the Agreement, Small Cap Compliance, LLC sold its control block of stock (300,000 shares of Convertible Series A Preferred Stock and 90,000,000 shares of restricted Common Stock) for the purchase price of $350,000. That same day the Company accepted the resignation of Rhonda Keaveney as the sole officer of the Company and as the sole member of the Company’s Board of Directors and appointed Alexander M. Woods-Leo as the sole officer and director of the Company, resulting in a change of control of the company.

Current Business Operations

Our company engages, develops, and acquires SaaS platforms, software and applications that have unique problems to solve. Our solution, Paragon Rentals, differentiates itself by offering a unique hybrid business model combining a subscription fee for sellers and a flat fee per booking for buyers. Sellers pay $100 annually for their first listing and an additional $5 per year for each subsequent listing, while buyers (renters) incur a flat $5 platform booking charge plus applicable taxes. For those preferring not to subscribe, a 5% commission option is available per booking. This innovative fee structure significantly undercuts competitors like Airbnb (12%-16.5% commission), VBRO (8% commission), and Booking.com (10%-25% commission), allowing property owners greater retention and versatility.

The platform targets a broad market of B2C and B2B clients, from low-volume to large-scale listings, all of whom benefit from our low or zero-commission options. Our marketing strategy involves a multi-phase approach, generating leads through social media, word-of-mouth, events, and press releases, signing users with promotional codes and a “0 money down” trial, and retaining them through strong customer service, multi-year subscription passes, and buyer discounts. We are avertically run company, primarily operating online, and plan to acquire and list our own properties to enhance balance sheet value and income.

Our technology stack includes PHP, Vue, TypeScript, C#, C++, and JavaScript, with SQL servicing for databases, enabling us to build our own payment portals and API sources. The company’s success will be measured by key metrics such as platform user base, subscription numbers, owned properties, debt-to-asset ratio, platform visitors, and rental booking percentages.

Competition

Our main competition is AirBnb, VBRO and booking.com. Even though these competitors have high brand name recognition, we believe our pricing model differentiates us from them.

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Compliance with Government Regulation

We believe that we are and will continue to be in compliance in all material respects with applicable statutes and the regulations passed in the United States. There are no current orders or directions relating to our company with respect to the foregoing laws and regulations.

Environmental Regulations

We do not believe that we are or will become subject to any environmental laws or regulations of the United States. While our products and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our products or potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding pertaining to the Company.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

The Company claims no ownership of any patent or trademark, nor is it bound by any outstanding royalty agreements related thereto.

Employees

We currently have 1 full-time employee. We plan to hire additional employees as needed as the Company grows.

Legal Proceedings

We know of no existing or pending legal proceedings against us other than as disclosed below, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

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MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Our common stock is currently quoted for trading on the OTC Link ATS (alternative trading system) operated by OTC Markets Group, Inc. (the “OTC Markets”) under the symbol “IVHI.” As of March 25, 2026, the closing price of our common stock was $.0698 per share. As of March 25, 2026, there were 53 holders of record of our common stock.

Dividend Policy

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements. You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms. These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements. Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Company Overview

Invech Holdings, Inc. (OTC “IVHI”) was incorporated under the laws of the State of Nevada on December 17, 1998, as Explore Technologies, Inc.

In 1996, the Company filed a Form D under Rule 504 (b)(1)(iii) in 2013 and subsequently filed Form 10SB to register its common stock in 2002. The company became delinquent in its financials reporting in 2005 and filed a Form 15-12G in 2006 to terminate their registration. The Company subsequently filed the delinquent reports and remained non reporting. IVHI is currently filing financial reports under OTC Markets Alternative Reporting Standards.

The company was a natural resource company engaged in the acquisition, exploration and development of mineral properties. On May 17, 2002, the Company filed an amendment to its Articles of Incorporation and changed its name to Pan Asia Communications Corp.

On March 18, 2003, the Company changed its name to Hubei Pharmaceutical Group, Ltd., and to Amersin Life Sciences Corporation on January 6, 2005. On March 22, 2007, the Company changed its name to Golden Tech Group, Ltd and to MegaWin Investments, Inc. on February 21, 2018. Finally, the Company changed its name to Invech Holdings, Inc. on July 19, 2018.

On March 17, 2003, the Company acquired the majority interest in Hubei Pharmaceutical Co. Ltd. The Company issued 22,000,000 common shares resulting in a change in control.

On September 10, 2004, the Company entered into material agreement, to sell its 57.14% controlling interest in the Hubei Pharmaceutical Co. Ltd. At that time the Company was engaged in the acquisition and vertical integration of operating subsidiaries and controlling joint venture interests in China to include all facets of pharmaceutical life sciences from raw materials through dosage form production and distribution. In October 2005, the Company terminated its participation in the Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd. joint venture in Hubei Province, China.

Business operations for Invech Holdings, Inc. were abandoned in 2007 and its Nevada registration was revoked. A custodianship action, as described in the subsequent paragraph, was commenced in 2017.

On October 17, 2017, the Eighth Judicial District Court, Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC (the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock.

In January 2018, the Custodian appointed Robert Chin as sole officer and director.

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The Custodian was compensated for its role as custodian in the amount of 120,000 shares of Convertible Preferred A Series Stock (“Preferred A Stock”). In January 2018, the Custodian sold these shares to Queen Investment (HK) Ltd. for the purchase price of $35,000. The Custodian did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was terminated on April 18, 2018. See appointment and termination of custodianship court orders attached as an Exhibit.

Small Cap Compliance, LLC is controlled by Rhonda Keaveney, its sole member.

On May 24, 2020, Queen Investment (HK) Ltd. cancelled 10,000 shares and sold 110,000 shares of Preferred A Stock and 9,006,335 shares of restricted Common Stock to ETAO Logistic Inc. for the purchase price of $50,000. Robert Chin, sole officer and director resigned his positions and appointed Zhilian Wu and Dong Chen as officers and directors.

On January 21, 2023, the Company issued 300,000 shares of Convertible Series A Preferred Stock to Small Cap Compliance, LLC for the purchase price of $45,000. These shares represented the majority control. At that time the Company implemented a new business plan in the business of regulatory compliance and consulting for public companies. Mr. Wu and Mr. Chen resigned all positions with the Company and appointed Rhonda Keaveney as CEO, Director, Secretary, and Treasurer.

ETAO Logistic Inc. cancelled all 110,000 shares of its Preferred A Stock on March 3, 2023 making Small Cap Compliance, LLC the sole holder of the Preferred A Stock.

On September 10, 2023, IVHI executed a Consulting Service Agreement (“Agreement”) with Invech Consulting Corporation (“ICC’) whereby ICC will market IVHI to prospective clients and draft the documents for public company compliance in exchange for 1,000,000 shares of the Company’s restricted common stock. As of this filing, no shares have been issued.

On February 17, 2026, the Company’s majority shareholder, Small Cap Compliance, LLC entered into a Stock Purchase Agreement with Alexander M. Woods-Leo. As per the terms of the Agreement, Small Cap Compliance, LLC sold its control block of stock (300,000 shares of Convertible Series A Preferred Stock and 90,000,000 shares of restricted Common Stock) for the purchase price of $350,000. That same day the Company accepted the resignation of Rhonda Keaveney as the sole officer of the Company and as the sole member of the Company’s Board of Directors and appointed Alexander M. Woods-Leo as the sole officer and director of the Company, resulting in a change of control of the company.

The Company is currently concentrating its focus on SaaS software development, corporate filings, and building businesses around developed platforms. The Company is addressing significant inefficiencies within the current rental market thought its acquired SaaS platform, www.paragonrentals.ai, which was acquired on March 3, 2026 for a $450,000 convertible promissory note.

Results of Operations for Invech Holdings, Inc. — Comparison of the Years ended December 31, 2025 and 2024

Working Capital

	December 31, 2025 $	December 31, 2024 $
Current Assets	1,500	1,260
Current Liabilities	63,649	9,834
Working Capital (Deficit)	(62,149)	(8,574)

Cash Flows

	December 31, 2025 $	December 31, 2024 $
Cash Flows used in Operating Activities	(58,258)	(61,735)
Cash Flows used in Investing Activities	–	–
Cash Flows from Financing Activities	58,258	54,735
Net change in Cash During Year	–	–

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Revenue

We had no revenues from operations during either 2025 or 2024.

Operating Expenses and Net Loss

During the year ended December 31, 2025, the Company recorded operating expenses of $58,018 compared to $60,475 during the year ended December 31, 2023, a decrease of $2,457. The decrease in operating expenses for 2025 was due to administrative expenses.

Net loss for the year ended December 31, 2025, was $58,018 as compared with $60,475 during the year ended December 31, 2024.

For the year ended December 31, 2025, the Company recorded a loss per share of $0.00 which is consistent with the year ended December 31, 2024.

Liquidity and Capital Resources

As of December 31, 2025, the Company had cash of $0 and total assets of $1,500 compared to cash of $0 and total assets of $1,260 as of December 31, 2024.

As of December 31, 2025, the Company had total liabilities of $63,649 compared with total liabilities of $9,834 as of December 31, 2024. The Company increased its liabilities in 2025 due to operating expenses.

As of December 31, 2025, the Company had a working capital deficit of $62,149 compared with a working capital deficit of $8,574 as of December 31, 2024.

During the year ended December 31, 2025, the Company issued 0 common shares.

Cash Flows from Operating Activities

During the year ended December 31, 2025, the Company used $58,258 of cash for operating activities compared with $61,735 of cash for operating activities during the year ended December 31, 2024.

Cash Flows from Investing Activities

During the year ended December 31, 2025, the Company received $0 of cash for investing activities compared to the incurrence of $0 from investing activities during the year ended December 31, 2024.  During fiscal 2025, the Company’s focus was on obtaining clients for its public company compliance business.

Cash Flows from Financing Activities

During the year ended December 31, 2025, the Company received $58,258 of proceeds from financing activities compared to proceeds of $54,735 during the year ended December 31, 2024.

Going Concern

The Company has not attained profitable operations and is dependent upon obtaining financing to pursue any extensive acquisitions and activities. During the year ended December 31, 2025, the Company incurred a net loss of $58,018 and used cash of $58,258 for operating activities. As of December 31, 2025, the Company had a working capital deficit of $62,149 and an accumulated deficit of $365,083. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The audited financial statements included in this Form 10-K does not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Off Balance Sheet Arrangements

The Company currently has no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied, and the fair value of the common stock used in stock-based compensation and derivative valuations.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures their financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses escrow liability and short-term loans the carrying amounts approximate fair value due to their short maturities.

We have adopted accounting guidance for financial and non-financial assets and liabilities. The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition

The Company accounts for its revenue recognition under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under this standard, the Company recognizes revenue when a customer obtains control of promised services or goods in an amount that reflects the consideration to which the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts.

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In general, the Company applies the following steps when recognizing revenue from contracts with customers: (i) identify the contract, (ii) identify the performance obligations, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations and (v) recognize revenue when a performance obligation is satisfied.

We recognize revenue for merchandise sales, net of expected returns and sales tax, at the time of in-store purchase or delivery of the product to our customer. When merchandise is shipped to our customers, we estimate receipt based on historical experience. Revenue is deferred and a liability is established for sales returns based on historical return rates and sales for the return period. We recognize an asset and corresponding adjustment to cost of sales for our right to recover returned merchandise. At each financial reporting date, we assess our estimates of expected returns, refund liabilities and return assets. For merchandise sold in our stores and online, tender is accepted at the point of sale. When we receive payment before the customer has taken possession of the merchandise, the amount received is recorded as deferred revenue until the transaction is complete. Our performance obligations for unfulfilled merchandise orders are typically satisfied within one week. Shipping and handling fees charged to customers relate to fulfillment activities and are included in net sales with the corresponding costs recorded in cost of sales.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

Recently Issued Accounting Pronouncements

We have decided to take advantage of the exemptions provided to smaller reporting companies from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, and delayed compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies.

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Also, the principal offices and positions with us held by each person and the date such person became our director, executive officer. Our executive officers are appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, director nominees.

Name	Age	Position
Alexander M Woods-Leo	38	Chief Executive Officer, Chief Financial Officer, Secretary and Director

Alexander M. Woods-Leo, graduated from Conconrd High School in 2007. Since that time, he has been at the helm of both private and public companies for almost a decade and a half. With 20+ years of computer technology experience, over 15 years of sales and marketing experience and 10 years banking experience, and 10 years strategic business consulting experience. Mr. Leo is a 2 time patent awarded inventor, app publisher on 3 different platforms, and has specialized experience in funding startups up companies. Mr. Leo is currently the CEO and founder of Paragon Rentals Inc. a SAAS PMS that allows users to list their properties for 0% commissions.

Our directors are elected at the annual meeting of the shareholders, with vacancies filled by the Board of Directors, and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the board of directors and serve at the discretion of the board of directors or until their earlier resignation or removal. Any action required can be taken at any annual or special meeting of stockholders of the corporation which may be taken without a meeting, without prior notice and without a vote, if consent of consents in writing setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principle place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings are recorded.

Indemnification of Directors and Officers

Nevada Corporation Law allows for the indemnification of officers, directors, and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses, incurred arising under the 1933 Act. The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law and such right to indemnification will continue as to a person who has ceased to be a director or officer of the Company and will inure to the benefit of his or her heirs, executors and Consultants; provided, however, that, except for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred will include the right to be paid by the Company the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition.

The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred to directors and officers of the Company. The rights to indemnification and to the advancement of expenses are subject to the requirements of the 1940 Act to the extent applicable.

Furthermore, the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members. Each director of the Company serves for a term of one year or until a successor is elected at the Company’s annual shareholders meeting and is qualified, subject to removal by the Company’s shareholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until a successor is elected at the annual meeting of the Board of Directors and is qualified.

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Involvement in Certain Material Legal Proceedings During the Last Five Years

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Directors’ and Officers’ Liability Insurance

Invech Holdings, Inc. does not have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, but have not done so to date due to our relatively small size.

Corporate Governance

Our Board of Directors consists of a single director and has not established Audit, Compensation, Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.

Due to our lack of operations and size, and since we are not currently listed on a national securities exchange, and we are not subject to any listing requirements mandating the establishment of any particular committees; all functions of a nominating/governance committee were performed by our board of directors. Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges as necessary. Our board of directors does not believe that it is necessary to have such committees at the early stage of the company’s development, and our board of directors believes that the functions of such committees can be adequately performed by the members of our board of directors.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and our relatively small size.

Board Leadership Structure and the Board’s Role in Risk Oversight.

The Board of Directors consists solely of the Chairman, who is also the Company’s controlling shareholder, and the Company’s sole officer. The Board of Directors does not have a specific role in risk oversight of the Company.

32

Code of Ethics

The Company does not have a written code of ethics that applies to the Company’s officers.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our other directors—currently Mr. Johnson only. Thus, there is a potential conflict of interest in that our director and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors has determined that our sole director is not an independent director.

33

EXECUTIVE COMPENSATION

Summary Compensation

Our Board of Directors has not established a compensation committee. Instead, the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our officer(s), decides on benefit plans, and considers other matters as may, from time to time, be referred to it. We do not currently have a Compensation Committee Charter. Our Board continues to emphasize the important link between our performance, which ultimately benefits all shareholders, and the compensation of our executives. Therefore, the primary goal of our executive compensation policy is to closely align the interests of the shareholders with the interests of the executive officer(s). In order to achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to our long-term success and reward them for their efforts in ensuring our success and (ii) encourage executives to manage from the perspective of owners with an equity stake in us.

Summary Compensation Table

						Non-equity	Non-qualified
						Incentive	Deferred	All
Name and				Stock	Option	Plan	Compensation	Other
Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Rhonda Keaveney	2025	–	–	–	–	–	–	–	–
CEO and Director (1)	2024	–	–	–	–	–	–	–	–

Alexander M Woods-Leo	2025	–	–	–	–	–	–	–	–
CFO (2)	2024	–	–	–	–	–	–	–	–

(1) Resigned as sole officer and director on February 17, 2026.

(2) Appointed as sole officer and director on February 17, 2026.

Employment Agreements

There are no employment contracts, or other contracts with our officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

Retirement and Similar Plans

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Stock Option Plans

There are no stock option plans. No grants of stock options or stock appreciation rights were made during the years ended December 31, 2025 and 2024.

Director Compensation

The Company’s Board of Director’s are not compensated for their services nor are they reimbursed for any costs incurred while performing their duties.

Outstanding Equity Awards

As of December 31, 2025, the Company had no unexercised options, stock that has not vested, and equity incentive plan award.

34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of March 25, 2026, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission.

Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 100,959,932 shares of our common stock issued and outstanding as of March 25, 2026. Unless otherwise indicated, the address of each officer and director listed below is c/o Invech Holdings, Inc., 1603 Capitol Ave, Suite 413 PMB 1777, Cheyenne, WY 82001.

		Number of
		Shares
	Name and Address of	Beneficially	Percent
Title of Class	Beneficial Owner	Owned (1)	of Class (2)
Common Stock	Alexander M. Woods-Leo	90,000,000	89.14%
Common Stock	All directors and named executive officers as a group (1 person)	90,000,000	89.14%

Preferred Stock	Alexander M. Woods-Leo	300,000	100.0%
Preferred Stock	All directors and named executive officers as a group (1 person)	300,000	100.0%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power to the shares of the Company’s common stock.

(2)

As of March 25, 2026, a total of 100,959,932 shares of the Company’s common stock and 300,000 shares of the Company’s preferred stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner listed, any options exercisable within 60 days have been also included for purposes of calculating their percent of class.

35

INVECH HOLDINGS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

36

Report of Independent Registered Public Accounting Firm

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Board of Directors & Shareholders

Invech Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying restated balance sheets of Invech Holdings, Inc. as of December 31, 2025 and 2024 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the years then ended. In our opinion, the financial statements present fairly, in all material respects, the restated financial position of the Company as of December 31, 2025 and 2024 and the results of its operations and its cash flows for the years December 31, 2025 and 2024 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations and it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2024.

PCAOB ID: 6108

Vancouver, Washington

January 16, 2026

F-1

INVECH HOLDINGS, INC.

BALANCE SHEETS

	December 31,	December 31,
	2025	2024
ASSETS
Current Assets:

Cash	$–	$–
Prepaid	1,500	1,260

Total Assets	$1,500	$1,260

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Due to a related party	$58,258	$–
Due to a former related party	–	4,443
Accruals	5,391	5,391
Total Liabilities	63,649	9,834

Commitments and contingencies	–	–

Stockholders' Deficit:
Preferred stock, $0.001 par value; 5,000,000 shares authorized	–	–
Series A Preferred stock, $0.001 par value; 1,000,000 shares designated; 300,000 and 300,000 shares issued and outstanding, respectively	300	300
Common stock, $0.001 par value; 500,000,000 shares authorized, 100,521,335 and 100,521,335 shares issued and outstanding, respectively	100,521	100,521
Additional paid-in capital	202,113	197,670
Accumulated deficit	(365,083)	(307,065)
Total Stockholders’ Deficit	(62,149)	(8,574)

Total Liabilities and Stockholders' Deficit	$1,500	$1,260

The accompanying notes are an integral part of these financial statements.

F-2

INVECH HOLDINGS, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2025	2024
Operating Expenses:
General and administrative expenses	$58,018	$60,475
Total operating expenses	58,018	60,475

Loss from operations	(58,018)	(60,475)

Net Loss	$(58,018)	$(60,475)

Loss per share– basic and diluted	$(0.00)	$(0.00)

Weighted average shares – basic and diluted	100,521,335	20,384,349

The accompanying notes are an integral part of these financial statements.

F-3

INVECH HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2023	300,000	$300	10,521,335	$10,521	$202,294	$(246,590)	$(33,475)
Common stock issued for debt – related party	–	–	90,000,000	90,000	(4,624)	–	85,376
Net loss	–	–	–	–	–	(60,475)	(60,475)
Balance at December 31, 2024	300,000	300	100,521,335	100,521	197,670	(307,065)	(8,574)
Forgiveness of related party debt	–	–	–	–	4,443	–	4,443
Net loss	–	–	–	–	–	(58,018)	(58,018)
Balance at December 31, 2025	300,000	$300	100,521,335	$100,521	$202,113	$(365,083)	$(62,149)

The accompanying notes are an integral part of these financial statements.

F-4

INVECH HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(58,018)	$(60,475)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Prepaid	(240)	(1,260)

Net cash used in operating activities	(58,258)	(61,735)

Cash flows from investing activities:	–	–

Cash flows from financing activities:
Cash advances – related party	58,258	54,735
Net cash provided by financing activities	58,258	54,735

Net change in cash	–	(7,000)

Cash, beginning of year	–	7,000

Cash, end of year	$–	$–

Disclosure of non-cash financing activity:
Common stock issued for debt – related party	$–	$85,376
Forgiveness of related party debt	$4,443	$–

Accompanying notes are an integral part of these financial statements.

F-5

INVECH HOLDINGS, INC.

Notes to the Financial Statements

December 31, 2025

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Invech Holdings, Inc. (OTC “IVHI”) was incorporated under the laws of the State of Nevada on December 17, 1998, as Explore Technologies, Inc. On July 19, 2018, the name of the Company was changed to Invech Holdings, Inc.

On January 21, 2023, 300,000 shares of Convertible Series A Preferred Stock was sold to Small Cap Compliance, LLC for $40,000. These shares represent a change of control.

With the change of control, the Company is moving in a new direction, specializing in drafting regulatory documents and consulting for public companies. Services include FINRA corporate filings, drafting incorporation and corporate documents, drafting OTC Markets Disclosure Statements, and general public company compliance. The Company will act as an outside consulting firm for these services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) and are reported in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash deposits and customer receivables. The Company maintains cash with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions. To reduce risk, the Company performs credit evaluations of its customers and maintains reserves when necessary for potential credit losses.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of December 31, 2025 and 2024.

Stock-based Compensation

We account for equity-based transactions with employees and non-employees under the provisions of ASC 718, Compensation - Stock Compensation, which establishes that equity awards issued to employees and non-employees for services are valued at the grant date fair value of the equity award. An expense is recognized over the requisite service or vesting period. The fair value of stock options issued as compensation shall be estimated by using a valuation technique or model that complies with the measurement objective, as described in ASC 718.

F-6

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accordance with US GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair value because of the short maturity of those instruments. The Company’s related party debt approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2025 and 2024.

Income Taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company follows section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. As of December 31, 2025 and 2024, the Company’s diluted loss per share is the same as the basic loss per share, as the inclusion of any potentially dilutive shares would have had an anti-dilutive effect due to the Company generating a loss.

F-7

Operating Segments

Operating segments are defined as components of an entity for which discrete financial information is available that is regularly reviewed by the Chief Operating Decision Maker (“CODM”), or decision maker group, in deciding how to allocate resources to an individual segment and in assessing performance. Our chief operating decision–making group is composed of the Chief Executive Officer. The Company has one operating segment as of December 31, 2025 and 2024.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no revenue and has an accumulated deficit as of December 31, 2025. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – PREFERRED STOCK

The Company has authorized 5,000,000 shares of Preferred Stock. 1,000,000 of those shares are designated as Series A Convertible Preferred Stock (“Series A”). Each share of Convertible Series A Preferred Stock is convertible into 1,000 shares of common stock. In addition, the Convertible Series A Preferred Stock has voting privileges of 1,000 votes per one share of Series A. The Convertible Series A Preferred Stock is not entitled to dividend.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2023, SCC advanced the Company $30,641 to pay for general operating expenses. During the year ended December 31, 2024, SCC advance the Company an additional $54,735, for a total due of $85,376. The advance was non-interest bearing and due on demand. On November 22, 2024, SCC converted the $85,376 due to them into 90,000,000 shares of common stock

During the year ended December 31, 2025, SCC advanced the Company $58,258, to pay for general operating expenses. The advance is non-interest bearing and due on demand.

On September 11, 2025, the Company and a prior related party executed a Cancellation of Debt for the outstanding amount due of $4,443. The $4,443 has been credited to additional paid in capital.

F-8

NOTE 6 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company is using the U.S. federal income tax rate of 21%.

The provision for Federal income tax consists of the following December 31:

	2025	2024
Federal income tax benefit attributable to:
Current Operations	$(12,180)	$(12,700)
Change in valuation allowance	12,180	12,700
Net provision for Federal income taxes	$–	$–

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	2025	2024
Deferred tax asset attributable to:
Net operating loss carryover	$(76,680)	$(64,500)
Less: valuation allowance	76,680	64,500
Net deferred tax asset	$–	$–

At December 31, 2025, the Company had net operating loss carry forwards of approximately $76,680 that may be offset against future taxable income. No tax benefit has been reported in the December 31, 2025 or 2024 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC 740, Income Taxes, provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company files income tax returns in the U.S. federal jurisdiction, and various state and local jurisdictions. Federal income tax returns prior to fiscal year 2022 are closed.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2025, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that there are no material subsequent events to disclose in these financial statements.

F-9

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included as part of this Form S-1.

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1, filed on January 30, 2024)
3.2	Bylaws (incorporated by reference to our Current Report on Form 8-K filed on March 30, 2026)
5.1*	Opinion of Counsel regarding legality of securities being registered
10.1	Equity Financing Agreement, dated March 3, 2026, by and between Invech Holdings, Inc. and GHS Investments LLC (incorporated by reference to our Current Report on Form 8-K, filed on March 5, 2026)
10.2	Registration Rights Agreement, dated March 3, 2026, by and between Invech Holdings, Inc. and GHS Investments LLC (incorporated by reference to our Current Report on Form 8-K, filed on March 5, 2026)
23.1*	Consent of Michael Gillespie & Associates, PLLC
23.2*	Consent of Counsel (included in Exhibit 5.1)
107*	Filing Fee Table

* filed herewith.

II-1

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

II-2

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 2, 2026.

Invech Holdings, Inc.

/s/ Alexander M. Woods-Leo
By:	Alexander M. Woods-Leo
Its:	Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ Alexander M. Woods-Leo	Principal Executive Officer, Principal Financial Officer, Secretary and Director	April 2, 2026

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